Exhibit 10.1

FIFTH AMENDMENT TO LOAN AGREEMENT

This Fifth Amendment dated as of September 23, 2011, by and between The PrivateBank and Trust Company (“Lender”) and Advanced Photonix, Inc. (“Borrower”).

RECITALS

A.           The Lender and Borrower entered into that certain Loan Agreement dated September 25, 2008, as amended by four amendments (the “Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

B.           Lender and Borrower desire to amend the Agreement as set forth below.

NOW, THEREFORE, Lender and Borrower agree as follows:

1.           The following definitions in Section 1 of the Agreement are amended to read as follows:

 “‘Base Net Worth’ shall initially be Sixteen Million Two Hundred Thousand Dollars ($16,200,000). On the last day of each fiscal year of Borrower, Base Net Worth shall increase by ten percent (10%) of Net Income for the fiscal year then ended. If Net Income for any fiscal year is less than $0, it shall be deemed to be $0 for purposes of this calculation.”

“‘Borrowing Base Amount’ shall mean an amount equal to the sum of the following:

(a)           eighty percent (80%) of the then net book value (after deducting any discount or incentive for early payment or any issued or unissued credit memos but without deducting any bad debt reserve) of all Eligible Accounts; plus

(b)           the lesser of: (i) fifty percent (50%) of the lower of cost or market value (after deduction of such reserves and allowances as the Lender deems proper and necessary) of Eligible Inventory; and (ii) $750,000.”

“’Net Worth’ shall mean, as of any date of determination, the excess of (i) the net book value of the assets of Borrower and its consolidated Subsidiaries as of such date, after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) over (ii) Debt of Borrower and its consolidated Subsidiaries as of such date, all as determined in accordance with GAAP; provided, however, in calculating Net Worth as of any date of determination, there shall be added to the net book value of Borrower’s assets an amount equal to the amount of non-cash goodwill or intangible asset impairment charges taken by Borrower after September 17, 2011 and during the period of March 31, 2009 to December 31, 2009.”

“‘Term Loan Amount’ shall mean $1,000,000.”

2.           Section 2.A of the Agreement is amended to read as follows:

“2.A.1           Term Loan.   Lender agrees to loan to Borrower and Borrower agrees to borrow, on September 23, 2011, a sum equal to the Term Loan Amount.  At the time of borrowing, Borrower agrees to execute the Term Note.  The loan under this Article 2.A shall be subject to the terms and conditions of this Agreement and the Term Note.

2.A.2           Interest.  The outstanding principal balance of the Term Loan shall bear interest as set forth in the Term Note and interest shall be computed, assessed and payable as set forth in the Term Note.

2.A.3           Repayment; Prepayment.  The indebtedness represented by the Term Note shall be repaid as set forth in the Term Note, and may be prepaid as set forth in the Term Note.  Borrower may prepay the Term Note only as set forth in the Term Note.

2.A.4           Use of Proceeds:  The proceeds of the Term Loan will be used to refinance existing term debt of Borrower to Lender and to finance capital expenditures.”

3.           Section 2.B.1 of the Agreement is amended to read as follows:

“[Reserved].”

4.           Section 6.5 of the Agreement is amended to read as follows:

“6.5           Financial Covenants.

(a)           Borrower shall maintain at all times a Debt Service Coverage Ratio of not less than the following amounts for the periods specified below:

September 30, 2011 through September 30, 2013                                                           1.10 to 1.0
December 31, 2013 and thereafter                                                                                     1.20 to 1.0

(b)           Borrower shall maintain at all times Adjusted EBITDA of not less than $1,500,000.

Adjusted EBITDA shall be determined on a trailing twelve month basis.

(c)           Borrower shall maintain at all times Net Worth of not less than the Base Net Worth.”

5.           Section 6.24 of the Agreement is amended to read as follows:

“6.24           Bank Accounts.  Borrower shall and shall cause each of its Subsidiaries to maintain all primary deposit accounts at Lender.”

6.           Borrower will reimburse the Lender for all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with the preparation of this Amendment and the documents, instruments and agreements executed in connection herewith.

7.           Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Borrower’s powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations, warranties and covenants of Borrower set forth in Section 5 of the Agreement and any other documents, instruments or agreements executed in connection therewith, are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c)  no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

8.           BORROWER WAIVES, DISCHARGES, AND FOREVER RELEASES LENDER, LENDER’S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS, AND THEIR SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS THAT BORROWER HAS OR MAY HAVE HAD AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS AMENDMENT, AGAINST ANY OR ALL OF THE FOREGOING, REGARDLESS OF WHETHER ANY SUCH CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS ARE KNOWN TO COMPANIES OR WHETHER ANY SUCH CLAIMS, CAUSES OF ACTION, ALLEGATIONS OR ASSERTIONS AROSE AS RESULT OF LENDER’S ACTIONS OR OMISSIONS IN CONNECTION WITH THE AGREEMENT OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS IN CONNECTION THEREWITH, OR ANY AMENDMENTS, EXTENSIONS OR MODIFICATIONS THERETO, OR BANK’S ADMINISTRATION OF THE DEBT UNDER THE AGREEMENT OR OTHERWISE.

9.           This Amendment shall be effective upon (a) the execution by Borrower and Lender of this Amendment, (b) execution by the Guarantors of the attached Affirmation of Guaranty, (c) execution by Borrower of a replacement Term Note and Amendment to Note in form acceptable to Lender, and (d) payment by Borrower to Lender of a non-refundable commitment fee in the amount of $10,000.

10.           Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

11.           This Amendment may be executed and acknowledged in counterparts, each of which shall constitute an original and all of which shall together constitute one and the same Amendment.

THE PRIVATEBANK AND TRUST	ADVANCED PHOTONIX, INC.
COMPANY

By: /s/ Eric Haege	By: /s/ Richard D. Kurtz

Its: Associate Managing Director	Its: Chief Executive Officer

By: /s/ Jeff Anderson

Its: Chief Financial Officer

AFFIRMATION OF GUARANTY

The undersigned acknowledge the foregoing Fifth Amendment to Loan Agreement, and ratify and confirm their obligations under their Guaranty of Borrower’s obligations to the Lender and acknowledge that the Guaranty remains in full force and effect in accordance with its terms subject to no setoff, defense or counterclaim.

September 23, 2011	SILICON SENSORS, INC.

	By:	/s/ Richard D. Kurtz

	Its:	President

By:

Its:

PICOMETRIX LLC

By:	/s/ Richard D. Kurtz

Its:	President

By:

Its: